Exhibit 99

Snap-on Announces Third Quarter 2016 Results

Diluted EPS of $2.22 increases 12.1%;

Operating earnings before financial services of 18.9% of sales up 140 basis points;

Reported net sales up 1.5%; Organic net sales up 2.6%

KENOSHA, Wis.--(BUSINESS WIRE)--October 20, 2016--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2016.

  Net sales of $834.1 million increased $12.6 million, or 1.5%, from 2015 levels; excluding $9.7 million of unfavorable foreign currency translation and $1.1 million of acquisition-related sales, organic sales increased $21.2 million or 2.6%. (See “Non-GAAP Measures” below for a definition of, and further information on, organic sales.)
  Operating earnings before financial services of $157.6 million increased 140 basis points to 18.9% of sales as compared to $143.6 million, or 17.5% of sales, last year.
  Financial services operating earnings of $50.6 million increased $7.1 million, or 16.3%, from 2015 levels; financial services revenue of $71.6 million increased 17.2% from 2015 levels.
  Consolidated operating earnings of $208.2 million improved to 23.0% of revenues (net sales plus financial services revenue) as compared to $187.1 million, or 21.2% of revenues, last year.
  The third quarter effective income tax rate was 31.2% in 2016 and 31.6% in 2015.
  Net earnings of $131.7 million, or $2.22 per diluted share, compared to net earnings of $116.8 million, or $1.98 per diluted share, a year ago.

“We believe Snap-on’s third quarter results, including a 12.1% increase in diluted earnings per share and continued growth in organic sales, confirm our success in serving serious professionals performing critical tasks and in leveraging our Snap-on Value Creation Processes,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “The 140 basis point improvement in operating margin before financial services reflects our ability to drive ongoing improvements in safety, quality, customer connection and rapid continuous improvement. In the third quarter, we again received recognition for several of our new products with awards from both MOTOR Magazine and Professional Tool & Equipment News, providing further evidence of the winning innovation that results from actively connecting with customers and furthering our deep understanding of their work. Finally, these results would not have been possible without the dedication and capability of our franchisees and associates worldwide; I thank them for their extraordinary commitment and ongoing contributions.”

Segment Results

Commercial & Industrial Group segment sales of $289.3 million in the quarter increased $0.8 million, or 0.3%, from 2015 levels. Excluding $3.5 million of unfavorable foreign currency translation, organic sales increased $4.3 million, or 1.5%, primarily due to higher sales in the segment’s European-based hand tools business and in the segment’s power tools and Asia/Pacific operations; organic sales to customers in critical industries were essentially flat.

Operating earnings of $43.7 million in the period, including $0.3 million of favorable foreign currency effects, increased $2.4 million from 2015 levels, and the operating margin (operating earnings as a percentage of segment sales) of 15.1% improved 80 basis points from 14.3% a year ago.

Snap-on Tools Group segment sales of $397.2 million in the quarter rose $16.6 million, or 4.4%, from 2015 levels. Excluding $4.6 million of unfavorable foreign currency translation, organic sales were up $21.2 million, or 5.6%, reflecting similar sales increases in both the company’s U.S. and international franchise operations.

Operating earnings of $64.6 million in the period, including $3.2 million of unfavorable foreign currency effects, increased $8.3 million from 2015 levels, and the operating margin of 16.3% improved 150 basis points from 14.8% a year ago.

Repair Systems & Information Group segment sales of $286.1 million in the quarter rose $3.2 million, or 1.1%, from 2015 levels. Excluding $2.8 million of unfavorable foreign currency translation and $1.1 million of acquisition-related sales, organic sales increased $4.9 million, or 1.7%, primarily due to higher sales of diagnostic and repair information products to independent repair shop owners and managers; sales of both undercar equipment and sales to OEM dealerships were essentially flat.

Operating earnings of $71.8 million in the period, including $1.1 million of unfavorable foreign currency effects, increased $2.1 million from 2015 levels, and the operating margin of 25.1% improved 50 basis points from 24.6% a year ago.

Financial Services operating earnings of $50.6 million on revenue of $71.6 million in the quarter compared to operating earnings of $43.5 million on revenue of $61.1 million a year ago.

Corporate expenses of $22.5 million in the quarter decreased $1.2 million from $23.7 million last year, primarily due to lower pension expense.

Outlook

Snap-on expects to make continued progress during the balance of 2016 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but also in adjacent markets, additional geographies and other areas, including in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on now anticipates that capital expenditures in 2016 will approximate $80 million, of which $56.6 million was incurred through the end of the third quarter. Snap-on presently expects that its full year 2016 effective income tax rate will be slightly below its full year 2015 rate.

Conference Call and Webcast on October 20, 2016, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 20, 2016, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Snap-on has significant international operations and is subject to risks inherent with foreign operations, including foreign currency translation fluctuations. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015

Net sales	$834.1	$821.5	$2,540.6	$2,501.1
Cost of goods sold	(415.0)	(414.6)	(1,274.9)	(1,265.1)
Gross profit	419.1	406.9	1,265.7	1,236.0
Operating expenses	(261.5)	(263.3)	(786.3)	(803.7)
Operating earnings before financial services	157.6	143.6	479.4	432.3

Financial services revenue	71.6	61.1	207.2	177.2
Financial services expenses	(21.0)	(17.6)	(60.1)	(52.0)
Operating earnings from financial services	50.6	43.5	147.1	125.2

Operating earnings	208.2	187.1	626.5	557.5
Interest expense	(13.1)	(13.0)	(39.1)	(38.9)
Other income (expense) – net	(0.8)	(0.5)	(0.3)	(1.9)
Earnings before income taxes and equity earnings	194.3	173.6	587.1	516.7
Income tax expense	(59.6)	(53.9)	(179.4)	(161.9)
Earnings before equity earnings	134.7	119.7	407.7	354.8
Equity earnings, net of tax	0.5	0.2	2.2	1.3
Net earnings	135.2	119.9	409.9	356.1
Net earnings attributable to noncontrolling interests	(3.5)	(3.1)	(9.8)	(8.8)
Net earnings attributable to Snap-on Inc.	$131.7	$116.8	$400.1	$347.3

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.27	$2.01	$6.89	$5.98
Diluted	2.22	1.98	6.74	5.88

Weighted-average shares outstanding:
Basic	58.0	58.1	58.1	58.1
Effect of dilutive securities	1.3	1.0	1.3	1.0
Diluted	59.3	59.1	59.4	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015

Net sales:
Commercial & Industrial Group	$289.3	$288.5	$862.0	$881.8
Snap-on Tools Group	397.2	380.6	1,216.4	1,157.5
Repair Systems & Information Group	286.1	282.9	860.1	832.6
Segment net sales	972.6	952.0	2,938.5	2,871.9
Intersegment eliminations	(138.5)	(130.5)	(397.9)	(370.8)
Total net sales	$834.1	$821.5	$2,540.6	$2,501.1
Financial Services revenue	71.6	61.1	207.2	177.2
Total revenues	$905.7	$882.6	$2,747.8	$2,678.3

Operating earnings:
Commercial & Industrial Group	$43.7	$41.3	$124.1	$127.5
Snap-on Tools Group	64.6	56.3	207.6	184.1
Repair Systems & Information Group	71.8	69.7	215.3	201.3
Financial Services	50.6	43.5	147.1	125.2
Segment operating earnings	230.7	210.8	694.1	638.1
Corporate	(22.5)	(23.7)	(67.6)	(80.6)
Operating earnings	$208.2	$187.1	$626.5	$557.5
Interest expense	(13.1)	(13.0)	(39.1)	(38.9)
Other income (expense) – net	(0.8)	(0.5)	(0.3)	(1.9)
Earnings before income taxes
and equity earnings	$194.3	$173.6	$587.1	$516.7

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	October 1,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$117.5	$92.8
Trade and other accounts receivable – net	589.1	562.5
Finance receivables – net	474.4	447.3
Contract receivables – net	92.7	82.1
Inventories – net	523.6	497.8
Prepaid expenses and other assets	111.4	106.3
Total current assets	1,908.7	1,788.8

Property and equipment – net	419.2	413.5
Deferred income tax assets	66.0	60.4
Long-term finance receivables – net	899.8	772.7
Long-term contract receivables – net	284.0	266.6
Goodwill	788.3	790.1
Other intangibles – net	185.5	195.0
Other assets	48.6	44.0
Total assets	$4,600.1	$4,331.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$182.6	$18.4
Accounts payable	172.6	148.3
Accrued benefits	49.7	52.1
Accrued compensation	85.1	91.0
Franchisee deposits	78.7	64.4
Other accrued liabilities	309.9	296.0
Total current liabilities	878.6	670.2

Long-term debt	713.4	861.7
Deferred income tax liabilities	13.4	14.3
Retiree health care benefits	35.2	37.9
Pension liabilities	179.8	227.8
Other long-term liabilities	91.1	88.5
Total liabilities	1,911.5	1,900.4

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	319.1	296.3
Retained earnings	3,280.0	2,986.9
Accumulated other comprehensive loss	(372.9)	(364.2)
Treasury stock at cost	(623.0)	(573.7)
Total shareholders' equity attributable to Snap-on Inc.	2,670.6	2,412.7
Noncontrolling interests	18.0	18.0
Total equity	2,688.6	2,430.7
Total liabilities and equity	$4,600.1	$4,331.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	October 1,	October 3,
	2016	2015
Operating activities:
Net earnings	$135.2	$119.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	15.3	14.5
Amortization of other intangibles	5.9	6.0
Provision for losses on finance receivables	10.8	8.0
Provision for losses on non-finance receivables	1.4	2.9
Stock-based compensation expense	7.3	6.7
Excess tax benefits from stock-based compensation	-	(0.9)
Deferred income tax benefit	(6.8)	(9.3)
Gain on sale of assets	(0.1)	-
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(25.4)	(18.0)
Increase in contract receivables	(25.3)	(21.8)
Increase in inventories	(17.9)	(31.3)
(Increase) decrease in prepaid and other assets	(3.7)	10.4
Increase in accounts payable	3.6	7.8
Increase in accruals and other liabilities	11.6	18.8
Net cash provided by operating activities	111.9	113.7

Investing activities:
Additions to finance receivables	(216.3)	(213.2)
Collections of finance receivables	160.3	157.3
Capital expenditures	(16.5)	(18.5)
Acquisition of business	-	(13.1)
Disposal of property and equipment	0.5	0.1
Other	2.8	0.5
Net cash used by investing activities	(69.2)	(86.9)

Financing activities:
Proceeds from notes payable	4.5	5.5
Repayments of notes payable	(4.5)	(3.2)
Net increase in other short-term borrowings	8.2	11.6
Cash dividends paid	(35.4)	(30.8)
Purchases of treasury stock	(17.9)	(14.7)
Proceeds from stock purchase and option plans	4.0	3.2
Excess tax benefits from stock-based compensation	-	0.9
Other	(3.8)	(3.4)
Net cash used by financing activities	(44.9)	(30.9)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	(1.3)
Decrease in cash and cash equivalents	(2.4)	(5.4)

Cash and cash equivalents at beginning of period	119.9	124.6
Cash and cash equivalents at end of period	$117.5	$119.2

Supplemental cash flow disclosures:
Cash paid for interest	$(23.7)	$(23.8)
Net cash paid for income taxes	(69.2)	(57.8)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	October 1,	October 3,
	2016	2015
Operating activities:
Net earnings	$409.9	$356.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	45.7	42.7
Amortization of other intangibles	18.2	18.4
Provision for losses on finance receivables	30.4	22.4
Provision for losses on non-finance receivables	6.1	10.8
Stock-based compensation expense	21.5	29.8
Excess tax benefits from stock-based compensation	-	(14.9)
Deferred income tax benefit	(12.5)	(6.2)
(Gain) loss on sale of assets	(0.1)	0.3
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(31.2)	(44.8)
Increase in contract receivables	(30.8)	(31.5)
Increase in inventories	(29.9)	(67.1)
Increase in prepaid and other assets	(28.5)	(28.0)
Increase in accounts payable	27.7	35.6
Increase (decrease) in accruals and other liabilities	(10.9)	28.5
Net cash provided by operating activities	415.6	352.1

Investing activities:
Additions to finance receivables	(691.4)	(629.2)
Collections of finance receivables	501.7	476.6
Capital expenditures	(56.6)	(64.3)
Acquisition of business	-	(13.1)
Disposal of property and equipment	1.9	0.5
Other	0.3	(2.3)
Net cash used by investing activities	(244.1)	(231.8)

Financing activities:
Proceeds from notes payable	4.5	7.1
Repayments of notes payable	(5.3)	(4.8)
Net increase in other short-term borrowings	15.6	16.8
Cash dividends paid	(106.3)	(92.5)
Purchases of treasury stock	(76.4)	(101.6)
Proceeds from stock purchase and option plans	32.4	39.7
Excess tax benefits from stock-based compensation	-	14.9
Other	(11.3)	(10.7)
Net cash used by financing activities	(146.8)	(131.1)

Effect of exchange rate changes on cash and cash equivalents	-	(2.9)
Increase (decrease) in cash and cash equivalents	24.7	(13.7)

Cash and cash equivalents at beginning of year	92.8	132.9
Cash and cash equivalents at end of period	$117.5	$119.2

Supplemental cash flow disclosures:
Cash paid for interest	$(49.2)	$(49.2)
Net cash paid for income taxes	(175.7)	(124.2)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015

Net sales	$834.1	$821.5	$-	$-
Cost of goods sold	(415.0)	(414.6)	-	-
Gross profit	419.1	406.9	-	-
Operating expenses	(261.5)	(263.3)	-	-
Operating earnings before financial services	157.6	143.6	-	-

Financial services revenue	-	-	71.6	61.1
Financial services expenses	-	-	(21.0)	(17.6)
Operating earnings from financial services	-	-	50.6	43.5

Operating earnings	157.6	143.6	50.6	43.5
Interest expense	(13.0)	(12.9)	(0.1)	(0.1)
Intersegment interest income (expense) – net	18.3	15.8	(18.3)	(15.8)
Other income (expense) – net	(0.9)	(0.5)	0.1	-
Earnings before income taxes and equity earnings	162.0	146.0	32.3	27.6
Income tax expense	(47.7)	(43.8)	(11.9)	(10.1)
Earnings before equity earnings	114.3	102.2	20.4	17.5
Financial services – net earnings
attributable to Snap-on	20.4	17.5	-	-
Equity earnings, net of tax	0.5	0.2	-	-
Net earnings	135.2	119.9	20.4	17.5
Net earnings attributable to noncontrolling interests	(3.5)	(3.1)	-	-
Net earnings attributable to Snap-on	$131.7	$116.8	$20.4	$17.5

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015

Net sales	$2,540.6	$2,501.1	$-	$-
Cost of goods sold	(1,274.9)	(1,265.1)	-	-
Gross profit	1,265.7	1,236.0	-	-
Operating expenses	(786.3)	(803.7)	-	-
Operating earnings before financial services	479.4	432.3	-	-

Financial services revenue	-	-	207.2	177.2
Financial services expenses	-	-	(60.1)	(52.0)
Operating earnings from financial services	-	-	147.1	125.2

Operating earnings	479.4	432.3	147.1	125.2
Interest expense	(38.8)	(38.6)	(0.3)	(0.3)
Intersegment interest income (expense) – net	53.9	46.5	(53.9)	(46.5)
Other income (expense) – net	(0.4)	(1.9)	0.1	-
Earnings before income taxes and equity earnings	494.1	438.3	93.0	78.4
Income tax expense	(145.1)	(133.1)	(34.3)	(28.8)
Earnings before equity earnings	349.0	305.2	58.7	49.6
Financial services – net earnings
attributable to Snap-on	58.7	49.6	-	-
Equity earnings, net of tax	2.2	1.3	-	-
Net earnings	409.9	356.1	58.7	49.6
Net earnings attributable to noncontrolling interests	(9.8)	(8.8)	-	-
Net earnings attributable to Snap-on	$400.1	$347.3	$58.7	$49.6

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	October 1,	January 2,	October 1,	January 2,
	2016	2016	2016	2016

Assets
Cash and cash equivalents	$117.2	$92.7	$0.3	$0.1
Intersegment receivables	18.5	15.9	-	-
Trade and other accounts receivable – net	588.8	562.2	0.3	0.3
Finance receivables – net	-	-	474.4	447.3
Contract receivables – net	8.0	8.0	84.7	74.1
Inventories – net	523.6	497.8	-	-
Prepaid expenses and other assets	116.9	111.5	1.5	1.2
Total current assets	1,373.0	1,288.1	561.2	523.0

Property and equipment – net	417.9	412.1	1.3	1.4
Investment in Financial Services	281.9	251.8	-	-
Deferred income tax assets	42.8	40.6	23.2	19.8
Intersegment long-term notes receivable	546.3	398.7	-	-
Long-term finance receivables – net	-	-	899.8	772.7
Long-term contract receivables – net	11.5	12.1	272.5	254.5
Goodwill	788.3	790.1	-	-
Other intangibles – net	185.5	195.0	-	-
Other assets	56.4	49.9	0.1	1.0
Total assets	$3,703.6	$3,438.4	$1,758.1	$1,572.4

Liabilities and Equity
Notes payable and current maturities of long-term debt	$32.5	$18.4	$150.1	$-
Accounts payable	172.1	148.2	0.5	0.1
Intersegment payables	-	-	18.5	15.9
Accrued benefits	49.6	52.1	0.1	-
Accrued compensation	82.2	86.9	2.9	4.1
Franchisee deposits	78.7	64.4	-	-
Other accrued liabilities	287.7	277.4	29.2	25.0
Total current liabilities	702.8	647.4	201.3	45.1

Long-term debt and intersegment long-term debt	-	-	1,259.7	1,260.4
Deferred income tax liabilities	13.4	14.1	-	0.2
Retiree health care benefits	35.2	37.9	-	-
Pension liabilities	179.8	227.8	-	-
Other long-term liabilities	83.8	80.5	15.2	14.9
Total liabilities	1,015.0	1,007.7	1,476.2	1,320.6

Total shareholders' equity attributable to Snap-on	2,670.6	2,412.7	281.9	251.8
Noncontrolling interests	18.0	18.0	-	-
Total equity	2,688.6	2,430.7	281.9	251.8
Total liabilities and equity	$3,703.6	$3,438.4	$1,758.1	$1,572.4

*Snap-on with Financial Services on the equity method.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561